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                                                            Exhibit 10(c)


                                             AS AMENDED THROUGH NOVEMBER 1, 1996


                              UNITEL VIDEO, INC.

                       NON-STATUTORY STOCK OPTION PLAN
                                    (1986)

          1.   PURPOSE.  The Plan is intended as an additional incentive to certain members of the Board of Directors of Unitel Video, Inc. (the "Company")

to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the "Options") to acquire the Company's Common Stock,

par value $.01 per share (the "Common Stock").

          2.   ADMINISTRATION.  The Plan shall be administered by the Board of

Directors which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan to a committee of the Board of

Directors (the "Committee") consisting of not less than two directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of

1934, as amended.  References in the Plan to determinations or actions by the

Committee shall be deemed to include determinations and actions by the Board of

Directors.

          The Committee shall hold meetings at such times and places as it may determine.  Acts approved at a meeting by a majority of the members of the

Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be valid acts of the Committee.

          The Committee shall from time to time at its discretion direct the

Company to grant Options pursuant to the terms of the Plan.  The Committee shall have plenary authority to determine


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the eligible directors (as defined in Section 3) to whom and the time at which Options shall be granted, the number of Option Shares (as defined in

Section 4) to be granted and the price and other terms and conditions thereof, subject, however, to the express provisions of the Plan.  In making such determinations the Committee may take into account the nature of the director's services and responsibilities, his present and potential contribution to the Company's success and such other factors as it may deem relevant.  The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final,

binding and conclusive.  The Committee may amend the plan from time to time in such manner as it may deem advisable.

          No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee relating to this Plan.  Service on the Committee shall constitute service as a director of the Company so that a member of the Committee shall be entitled to indemnification and reimbursement as a director of the Company for any action or any failure to act in connection with service on the Committee to the full extent provided for at any time in the Company's Articles of Incorporation or

By-Laws or in any insurance policy or other agreement intended for the benefit of the Company's directors.

          3.   ELIGIBILITY.  All members of the Board of Directors of the

Company who are not employees of the Company shall be eligible to receive

Options hereunder.  The Committee, in its sole discretion, shall determine whether an individual qualifies in accordance with the foregoing.  An individual may receive more than one Option, but only on the terms and subject to the restrictions of the Plan.

          4.   OPTION SHARES.  The aggregate maximum number of shares of the

Common Stock for which Options may be issued under the Plan is 50,000 shares,

adjusted as provided in


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Section 8 (the "Option Shares").  Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.  If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the

Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

          5.   TERM OF PLAN.  The Plan is effective January 21, 1986, the date on which it was adopted by the Board of Directors of the Company.  No Option may

be granted under the Plan after January 20,1986.

          6.   TERMS AND CONDITIONS OF OPTIONS.  Options granted pursuant to the

Plan shall be evidenced by written documents (the "Option Documents") in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions which the

Committee shall from time to time require which are not inconsistent with the terms of the Plan.

               (a)  NUMBER OF OPTION SHARES.  Each Option Document shall state the number of Option Shares to which it pertains.

               (b)  OPTION PRICE.  Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price").  Fair market value per share shall be the mean between the highest and lowest quoted selling prices of the Common Stock on the American Stock Exchange on the date in question.

               (c)  MEDIUM OF PAYMENT.  Option Shares shall be paid for in cash or by certified check payable to the Company.


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               (d)  TERMINATION OF OPTIONS.  No Option shall be exercisable after the expiration of the Option term specified in the Option Document.

               (e)  TRANSFERS.  No Option granted under the Plan may be

transferred, except by will or by the laws of descent and distribution.  During the lifetime of the director to whom an Option is granted, such Option may be exercised only by him.

               (f)  OTHER PROVISIONS.  The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the terms of the Option,

as the Committee shall deem advisable.  The Committee shall have the right,

subject to the consent of the director, to amend Option Documents which have been issued to such director.

          7.   ADJUSTMENTS TO CHANGES IN COMMON STOCK.  In the even that, prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be an increase or decrease in the number of shares of Common Stock of the Company as a result of a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, the remaining number of Option Shares still subject to the Option and Option Price therefor shall be adjusted in a manner determined by the Committee designated under the Plan so that the adjusted number of Option Shares and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares still subject to the Option and the Option Price thereof prior to such change.  For purposes of this

Paragraph no adjustment shall be made as a result of the issuance of Common

Stock upon the conversion of other securities of the Company which are convertible into Common Stock.


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